MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 1 of 14


                             MANUFACTURING AGREEMENT


This Agreement, is made this 5th day of January 1999 ("Effective Date") by and between VidaMed, Inc., a Delaware Corporation, having principal offices at 46107 Landing Parkway, Fremont, California, 94538 (hereinafter called "VidaMed") and Humphrey Systems, a Division of Carl Zeiss, Inc., with offices at 5160 Hacienda Dr., Dublin, CA 94568 (hereinafter called "Humphrey").

Whereas VidaMed manufactures, markets and sells products for the symptomatic treatment of benign Prostatic Hyperplasia under the TUNA(R) (Trans Urethral Needle Ablation) and other trademarks; and

WHEREAS VidaMed desires to have specific services performed relative to the production of components for the VidaMed TUNA system, including the manufacture of PROVu(TM) disposable cartridges and other related components; and

WHEREAS Humphrey has the technical ability and desire to perform said contract services; and

WHEREAS Humphrey and VidaMed desire to enter into an Agreement for the manufacture of disposable cartridges for the VidaMed TUNA (Trans Urethral Needle Ablation) system, whereby Humphrey shall manufacture said components to the designs and specifications developed by
VidaMed;

NOW THEREFORE, in consideration of the mutual promises contained herein, Humphrey and VidaMed agree as follows:

1. Humphrey SERVICES and DUTIES

A. Services

         i. Manufacture

Humphrey shall manufacture VidaMed PROVu disposable cartridges and such other TUNA system components as may be agreed between the parties ("Products") in accordance with the prices, plans and specifications provided by VidaMed and attached hereto in Schedule A. Said prices, plans and specifications shall be supplied by VidaMed and accepted by Humphrey. The activities performed by Humphrey shall be referred to herein as the "Services".

         ii. Lead Time Reduction

It is anticipated that as product knowledge and processes are improved, Humphrey and VidaMed shall work together toward reducing the lead-time from ninety (90) days to thirty (30) days.

         iii. Storage

Humphrey agrees to work with VidaMed to determine a fair and reasonable price in the event that VidaMed would require storage and shipping services from Humphrey.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 2 of 14


         iv. Drop Shipment

Humphrey shall also work with VidaMed to create a system for drop shipment of Products to VidaMed's customers.

B. Duties

         i. Clean Room

Humphrey shall cause to be built at its facility in Dublin, California, a Clean Room, capable of supporting a "Class 100,000" certification.

         ii. Engineering Changes

VidaMed must approve any changes that affect form, fit, or function of the product. Humphrey may suggest changes to the manufacturing specifications of the Products. Any such suggested changes shall be made in writing and shall clearly set forth the nature of the change, the necessity for the change, and any projected cost or manufacturing schedule impact. VidaMed may approve or reject the suggested changes in its sole discretion.

Humphrey agrees to assist VidaMed in implementation of changes to the Products by providing reasonable support including, but not limited to, quality control, documentation, and sustaining engineering. All such changes and improvement shall be submitted to Humphrey in writing and Humphrey shall respond to the proposed change with cost and schedule impact within thirty (30) days after receipt, or such other date when it might reasonably respond to VidaMed.

         iii. Subcontractors

VidaMed reserves the right to approve Humphrey's use of any subcontractor to perform any test, manufacture, or rework of the Products.

         iv. Certificate of Compliance

A certificate of compliance will be created and maintained by Humphrey for the life of any product manufactured by Humphrey. Said certificate shall be supplied with each lot of product shipped to VidaMed and shall be maintained through the end of the Agreement, then transferred to VidaMed or VidaMed's successor in interest.

         v. Return Material Authorization

Humphrey shall create and maintain a "Return Material Authorization" ("RMA") tracking system for all returned product. Said RMA system shall include information regarding the date the returned product was received, the date quoted for return, and the date the reworked / repaired product was shipped to VidaMed or VidaMed's customer.

         vi. Assignment of Purchase Contracts

Humphrey agrees to assume the purchase agreements currently held by VidaMed with its suppliers. Said Purchase Agreements are attached hereto as Schedule C. All components required to build the current product will be purchased by Humphrey from VidaMed's existing suppliers. Humphrey shall not be obliged to continue purchasing product through current VidaMed suppliers after the termination of the current term of the Purchase Contracts.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 3 of 14


         vii. Raw Materials

Humphrey agrees to purchase raw material necessary to perform the Services from VidaMed and other suppliers holding such material, where in the latter case, such suppliers will not continue to supply raw material to VidaMed. Humphrey will purchase all existing raw material inventories located at VidaMed at standard cost. A credit for the cost of the materials will be applied toward the Products sold to VidaMed and produced using said raw materials, until said raw materials are exhausted.

         viii. Warranty

Humphrey warrants that the Products shall conform to the manufacturing, quality, and regulatory specifications provided by VidaMed to Humphrey and shall be substantially free of errors in workmanship.

2. VIDAMED DUTIES

A. Forecast of for Volume of Finished Products

         i. Lead Time

VidaMed shall provide Humphrey with at least a ninety (90) day lead-time for product, as defined in the forecast requirements. It is anticipated that as product knowledge and processes are improved, Humphrey and VidaMed shall work together toward reducing the lead-time from ninety (90) days to thirty (30) days.

         ii. Rolling Forecast

VidaMed agrees to provide to Humphrey a twelve (12) month rolling forecast for product production volume on a monthly basis. The forecasted quantity will become the order quantity for the first (30) days after the forecast; the quantity forecasted for the next thirty (30) days can be changed by plus or minus fifteen percent (+/-15%) from the previous forecast; and the quantity for the subsequent thirty (30) days can be changed by plus or minus twenty-five percent (+/-25%) from the original forecast. Any reasonable changes in quantity beyond ninety (90) days will be accepted or negotiated between the parties.

B. Regulatory Requirements

VidaMed shall be solely responsible for fulfilling all filings, registrations and attendant requirements of both federal and local governments relative to the Products.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 4 of 14


3. QUANTITY AND COST

A. Minimum Purchase Quantity

VidaMed  agrees to  purchase a minimum  of Ten  Thousand  (10,000)  units of the
Products  ("Minimum  Purchase   Commitment")  during  the  first  term  of  this
Agreement.

B. Cost

The cost for each unit of Products manufactured shall be derived from the table attached hereto under Schedule B. The cost per unit of Products shall hereinafter be referred to as the "Standard Charge".

4. CONFORMITY TO ALL LAWS

A. Duties of Humphrey

Humphrey will manufacture all products in a good and workmanlike manner and will comply with and maintain all applicable federal, state, local, and environmental laws, ordinances and regulations, including but not limited to ISO 9001 and EN 46001 standards, as amended, and the Food, Drug and Cosmetic Act as amended, including regulations relating thereto, pertinent to the Services it performs relative to the manufacture of the Products.

B. Duties of VidaMed

VidaMed shall be solely responsible for all registrations, filings and other regulatory requirements of both the federal, state and local laws, including but not limited to the requirements of the Federal Food, Drug and Cosmetic Act as amended and its attendant regulations.

5. PRODUCT RECALL

All product recalls shall be the sole responsibility of VidaMed. However, Humphrey shall bear the expense of reprocessing the recalled Products, as well as shipping to and from the reprocessing site and reasonable associated expenses for the coordination of the recall, if the adulteration of the Products arose from the workmanship by Humphrey in providing the Services, or due to Humphrey's failure to maintain VidaMed's specifications, pursuant to Schedule A hereto, during the manufacturing process. VidaMed shall bear the expense of the recall in all other events, including but not limited to a recall arising from a defect or inadequacy in VidaMed's design, or if it determined that VidaMed has failed to provide Humphrey inadequate specifications and or support.

6. COMPENSATION

Unless otherwise stipulated, Humphrey shall provide and initially pay for all costs of work performed. VidaMed shall compensate Humphrey as provided in
Schedule B hereto. Schedule B shall contain the amounts and terms of compensation and reference to any applicable federal, state, local, governmental, or private tax, tariff, fee, surcharge or other charge for the Services. Terms of payment shall be net 30 from receipt of product at VidaMed or VidaMed's customer's site.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 5 of 14


7. DELIVERY

All Products supplied to VidaMed FOB Humphrey's location. VidaMed shall designate a carrier and the cost of subsequent transportation shall be borne and paid by VidaMed.

8. Inspection and Audit Rights

A. Product Inspection

VidaMed reserves the right to inspect and reject any product that does not meet the specifications provided by VidaMed to Humphrey. In the event of rejected product, VidaMed shall notify Humphrey of the rejections in writing within sixty
(60) days of receipt of the product and shall provide Humphrey with the opportunity to rework or replace the product. In the event, the product was rejected for design issues arising out of VidaMed's specifications, VidaMed shall be responsible for all costs of rework, replacement or scrap of the product.

B. Records and Premises

Humphrey shall maintain books and records in accordance with Generally Accepted Accounting Principles (GAAP). VidaMed, and regulators reviewing the Products, shall have the right at VidaMed's expense to audit Humphrey's books and records with regard to the Services and Products related thereto. Further, VidaMed shall have the right during normal business hours and providing Humphrey with at least twenty-four (24) hours notice, to enter Humphrey's facilities and inspect the manufacturing processes of any Products. Should VidaMed find defects in accounting or in manufacturing, VidaMed shall notify Humphrey in writing and Humphrey shall take action to correct such defects within ten (10) days of such notice. Failure to take actions to cure such defects within ten (10) days shall give VidaMed the right to terminate this Agreement without further obligation to Humphrey, except as provided herein, after thirty (30) days of the VidaMed's original notice to Humphrey.

C. Regulatory Inspections

Humphrey further agrees to fully cooperate with all regulatory investigations and notify VidaMed in advance of such inspections. VidaMed reserves the right to be present and assist with any regulatory inspections which pertain in any way to the Products. Humphrey shall provide within ten (10) days of receipt a response to any regulatory inquires. Humphrey shall provide VidaMed copies of all form 483, form 486, or other regulatory notifications when such notifications pertains to the Services and or the Products.

9. Transfer of Employees

VidaMed shall transfer some or all of its manufacturing employees to Humphrey and Humphrey agrees to hire such individual on terms at least equivalent to the salary and benefits such individuals received while employees of VidaMed. However, benefits shall be commensurate with standard Humphrey benefits.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 6 of 14


Humphrey reserves the right to interview all employees prior to hire, and to refuse the hire of those employees which it deems to be unacceptable. A list of proposed employees to be transferred is attached hereto as Schedule D.

Humphrey shall be informed, in writing, of the immigration status of all proposed employees. Humphrey may, at its discretion, agree to provide legal assistance to any transferred VidaMed employees with regard to immigration issues.

Humphrey shall hire Mr. Dennis Payne on a contract basis at his current VidaMed salary and with standard Humphrey benefits. Once the required visa transfer is complete, Humphrey agrees to hire Mr. Payne as a full-time, regular employee of Humphrey.

10. INDEMNITY

Humphrey and VidaMed shall indemnify and hold each other harmless from and against any and all claims, liabilities, costs and expenses (including legal fees and disbursements) of the party seeking indemnity, arising out of the acts of the other party, providing that the party seeking indemnity shall timely notify the other party, and provided the party from whom indemnity is sought shall have control of any litigation, at its sole cost and expense, and provided, further, that no compromise thereof shall be entered into without the express written consent of the party from whom indemnity is sought.

11. INSURANCE

A. Obligation of Humphrey

Humphrey shall at all times carry "Adequate Insurance" that shall include coverage on all of Humphrey's activities under this Agreement, as well as any insurance required by law. For purposes of this Agreement, "Adequate Insurance" shall mean liability, casualty and fire insurance of no less than Five Million Dollars ($5,000,000). Humphrey shall provide a certificate of insurance to VidaMed naming VidaMed, Inc. as an additional insured under such policies of insurance. Humphrey shall also carry sufficient product liability insurance and name VidaMed as an additional insured on its policy.

B. VidaMed

VidaMed shall at all times carry adequate insurance that shall include coverage on all of VidaMed's activities under this Agreement, as well as any insurance required by law. VidaMed shall provide a certificate of insurance to Humphrey naming Humphrey Instruments as an additional insured under such policies of insurance. VidaMed shall also carry sufficient product liability insurance and name Humphrey as an additional insured on its policy.

12. BASELINE PROCESSES AND INCORPORATION OF ENGINEERING DOCUMENTS

Prior to the start of production, both parties shall agree to acceptable baseline manufacturing processes. Said baseline manufacturing processes shall be incorporated herein.

The  following  sets  of  engineering   documents,   collectively   forming  the
Specifications for the manufacture of VidaMed product, are incorporated herein:



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 7 of 14


         a) Released Prints;
         b) Bill of Materials;
         c) Routers;
         d) Manufacturing Instructions;
         e) Quality Control Instructions; and
         f) Labeling Instructions.

13. NO ASSIGNMENT

Neither party may assign any rights or obligations under this Agreement without the express written consent of the other party. Such consent, however, shall not be unreasonably withheld.

14. CONFIDENTIALITY

Both parties understand that all correspondence, patents, license and conditions pertinent to this Agreement are to be held strictly confidential, and that breach of this confidentiality may result in termination of this Agreement. This confidentiality obligation shall survive the termination or expiration of this Agreement for a period of no less than four (4) years.

15. TERM AND TERMINATION

A. Term and Termination

This Agreement shall begin on the Effective Date and, unless terminated earlier pursuant to this paragraph, continue for three (3) years, at which time this agreement shall terminate. It is contemplated by the parties that they will review their relationship during the ninety (90) days immediately preceding its termination to determine whether and on what terms the relationship may be continued upon mutual agreement. Nothing in this agreement will be construed to require either party to agree to any such extension. Upon termination of the Agreement, VidaMed or its successor in interest agree to purchase up to ninety
(90) days of raw material and finished goods held by Humphrey. The quantity of such raw material and finished goods shall be determined based upon the last forecast agreed by the parties.

B. Pre-Shipment Termination

Prior to the first shipment of product to VidaMed, VidaMed shall have the right to cancel this Agreement for a one-time payment to Humphrey of one-hundred-thousand Dollars ($100,000). In such case VidaMed shall, at its option, offer all employees transferred to Humphrey employment. In the event VidaMed fails to offer employment to any employee, VidaMed shall be solely responsible for reasonable expenses associated with the termination of said employee.

C. Termination upon Notice

The Parties agree that the entering into and the risks and costs associated with such a venture are understood and accepted by the Parties. Therefore, either Party may cancel this Agreement at the end of any calendar month without cause, provided one-hundred-eighty (180) days written notice, return receipt requested, is given. Each party shall be entitled to its verifiable costs for the venture. These costs shall be reviewed from the perspective of those costs incurred by a reasonably prudent business person when entering into such an Agreement. In the event



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 8 of 14


Humphrey terminates this Agreement upon notice, VidaMed shall not be required to meet the Buyout Provision as set forth in Paragraph 15(E) or the minimum purchase provision in 3(A) of this agreement. In the event VidaMed terminates this Agreement upon notice, VidaMed shall be required to meet the responsibilities of the Buyout Provision as set forth in Paragraph 15(E).

D. Immediate Termination

This Agreement may be terminated by either party with immediate effect upon the material breach of this Agreement by the other party if a reasonable response to correct such breach is not provided within thirty (30) days of notice thereof; or by Humphrey with immediate effect in the event of (i) the substantial deterioration in VidaMed's financial position which materially impairs VidaMed's ability to perform under this agreement; (ii) VidaMed ceases to do business, terminates its existence, dissolved or liquidates; (iii) VidaMed becomes insolvent or fails to pay its obligations (including its obligations to Humphrey) when they become due; (iv) a receiver is appointed to hold, manage or operate VidaMed's property or business; (v) there is a general assignment of VidaMed's property or business for the benefit of its creditors; or (vi) proceedings are instituted by or against VidaMed under any bankruptcy or insolvency law; (vii) VidaMed changes ownership in any manner without the express written notice and consent of Humphrey. In the event this agreement is terminated by VidaMed breach, VidaMed shall be required to meet the responsibilities of the Buyout Provision as set forth in Paragraph 15(E).

E. Change in Control; Buyout Provision

In the event that a "Change in Control" occurs at VidaMed or at VidaMed's request the surviving entity or controlling party may terminate this Agreement upon notice by a "Buyout" in the amount greater of either:

a. Providing payment in the amount of Seventy-five Dollars ($75.00) per unit for the number of units necessary to complete the Minimum Purchase Commitment. Under this option, it is understood that Humphrey shall not manufacture the number of units necessary to complete the Minimum Purchase Commitment, but shall receive payment therefore; or

b. Paying Two Hundred Thousand Dollars ($200,000) to Humphrey;

c. The rehire or indemnification of Humphrey for payment of all termination costs and unemployment and severance benefits to former VidaMed employees under Humphrey employ by this Agreement.

No surcharge or credit with regard to the Clean Room shall be applicable in connection with the exercise of "Buy-Out" rights under this Agreement.

Alternatively, the surviving entity or controlling party would have the right to a novation of this Agreement in its favor.

For purposes of this Agreement, "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement:



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 9 of 14


(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the outstanding Voting securities,

(ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

(iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company's assets.

16. FORCE MAJEURE

If, by any reason of impediment, such as war, rebellion, tumult, riot, civil commotion, insurrection, political disturbance, strike, lock-out, fire, flood, stoppage of work of any kind, instruction of the authorities or any other cause or event of a similar nature affecting either party over which such party has no control, such party cannot perform its fundamental obligations hereunder, it, except for the obligation of Humphrey to apply timely for product already ordered, manufactured and shipped, shall have the right to postpone for the duration of such impediment the performance of such obligation.

17. NO AGENCY

Humphrey is an independent contractor and has and shall have no power nor shall it represent that it has any power to bind VidaMed or to assume or create any obligation or responsibility, express or implied, on behalf of VidaMed or in its name. This Agreement shall not be construed as constituting the parties a partnership, joint venture or any other form of association which would impose on any party liability for the act or failure to act of any other party.

18. AMENDMENT AND WAIVER

This Agreement supersedes and cancels any and all previous agreements made between the parties and may not be changed in any way except by an instrument in writing signed by both parties. The failure of either party to enforce any of the provisions herein shall not be a waiver of such provisions or the right of such party thereafter to enforce any such provision.

19. NOTICES

All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered personally or sent by registered or certified mail, return receipt requested, postage pre-paid, or by Federal Express or like courier service.

If to Humphrey:

                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 10 of 14


         Humphrey Systems
         5160 Hacienda Drive
         Dublin, California 94568
         Attention: Vice President of Operations.

         With a copy to:
                  Carl Zeiss, Inc.
                  One Zeiss Drive
                  Thornwood, New York, 10594
                  Attention: General Counsel.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 11 of 14


If to VidaMed:
         VidaMed, Inc.
         46107 Landing Parkway
         Fremont, CA 94538
         Attention: Vice President and COO.

         With a copy to:
                  VidaMed, Inc.
                  46107 Landing Parkway
                  Fremont, CA 94538
                  Attention: General Counsel.

or to such other addresses as the parties may designate by notice given in the manner specified in this Paragraph 19. All such notices, demands and communications shall be deemed effective on the date personally delivered, or three (3) days after deposited in the United States mail as registered or certified mail, or one (1) day after deposited with Federal Express or a like courier service, as the case may be.

20. HEADINGS

The headings of this Agreement are for convenience of reference only and shall not limit or are used as an aid in construing any provisions of this Agreement.

21. CHOICE OF LAW

This Agreement shall be construed under the laws of the State of California.

22. DISPUTES

(a) Any dispute, controversy or claim (whether such claim sounds in contract, tort or otherwise) arising out of or relating to this Agreement (or the breach, termination or validity thereof), or arising in any way out of the relationship of the parties shall, at the request of either party, be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration (the "Rules"), except as such Rules may be modified herein. If there is any inconsistency between the Rules and this Article, the provisions of this Article shall govern. In the alternative, if it is mutually agreed to by the parties, mediation may be used to settle any disputes, controversy or claim arising herefrom.

(b) An award rendered in connection with an arbitration pursuant to this Article shall be final and binding on the parties and judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

(c) All arbitration proceedings under this Article shall be held at a mutually convenient location for both parties.



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                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 12 of 14


(d) The arbitrator shall determine the rights, remedies and obligations of the parties according to the law of the California (excluding conflict of laws principles), and may not award punitive or exemplary damages to either party.

(e) Each party shall be given not less than 15 days advance notice of the time and place of any arbitration hearing. The arbitration hearing shall be held not later than 120 days after the appointment of the arbitrator and the arbitrator shall render his award not later than 30 days after the closing of the arbitration hearing.

(f) The final award:

     (i) At the request of either party, shall set forth the grounds, factual and legal, upon which it is based; (ii) may allocate between the parties, in such proportion as the arbitrator deems proper, the costs of the proceeding, including the AAA administrative fee, arbitrator's compensation and the cost of stenographic transcripts and of expert witness, or may direct that all or part of such costs be borne directly by one party; (iii) may award to either party all or part of the legal costs, including reasonable attorney fees, incurred by such party because of the other party's unreasonable, frivolous, bad faith, or dilatory conduct in the course of the arbitration; (iv) may award to the party which has prevailed, in whole or in balance on the merits, all or part of such party's legal costs incurred in connection with the arbitration, including reasonable attorneys fees.

23. ENTIRE AGREEMENT; SEVERABILITY

This Agreement sets forth the entire understanding and agreement of the parties, and shall not be modified except by mutual agreement of the parties, in writing.

The unenforceability or invalidity of any provision or provisions of this agreement shall not render any other provision or provisions herein contained unenforceable or invalid. In the event that any of the provisions, or portions thereof, or interpretations by the parties or by either party of any provisions, or portions thereof, of the Agreement are held unenforceable invalid by any court of competent jurisdiction, the parties shall negotiate an equitable adjustment in the provisions of the Agreement with a view toward effecting the purpose of the Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by there duly authorized respective officer or employees as of the day and year written below:

Humphrey Systems                              VidaMed, Inc.,

By: __________________________                 By: __________________________

Name: ________________________                 Name: ________________________

Title: _______________________                 Title: _______________________

Date: ________________________                 Date: ________________________

                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 13 of 14


Schedule A
PRODUCTS, SPECIFICATIONS

                             MANUFACTURING AGREEMENT
                        Humphrey Systems - VidaMed, Inc.
                                  Page 14 of 14


                                   Schedule B
                         Units Cost and Terms of Payment